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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8 - K


                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     Of the
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report:  MARCH 31, 2003


                                 ENDOVASC, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

          000-28371                                     76-0512500
   (Commission File Number)                 (IRS Employer Identification Number)

                      DR. DAVID P. SUMMERS, CHAIRMAN & CEO
                                 ENDOVASC, INC.
                          15001 WALDEN ROAD, SUITE 108
                             MONTGOMERY, TEXAS 77356
                    (Address of principal executive offices)

                                 (936) 448-2222
              (Registrant's telephone number, including area code)

                          15001 WALDEN ROAD, SUITE 108
                             MONTGOMERY, TEXAS 77356
          (Former name or former address, if changed since last report)


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ITEM 1. MERGER OR DISPOSITION OF ASSETS
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     On February 24, 2003, Endovasc Ltd., Inc., Delaware corporation ("Endovasc
Delaware") and Endovasc, Inc. a Nevada corporation ("Endovasc Nevada") entered into an Agreement and Plan of Merger ("Merger Agreement"). Endovasc Delaware and Endovasc Nevada are referred to collectively herein as the "Parties". The merger, which has been approved by the Board of Directors of each company was approved by a majority of the holders of the issued and outstanding capital stock of Endovasc Delaware on March 11, 2003 and became effective on March 31, 2003.

     Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Nevada Law, Endovasc Delaware shall be merged with and into Endovasc Nevada. As a result of the merger, the outstanding shares of capital stock of Endovasc Delaware shall be converted or canceled in the manner provided in Section 2.01 of the Agreement, the separate corporate existence of Endovasc Delaware shall cease, and Endovasc Nevada will be the surviving corporation in the Merger.

      For more information concerning the merger, please see (i) the Merger Agreement which has been filed as an exhibit, and (ii) the information set forth in the Information Statement, dated March 11, 2003 and filed with the Securities ad Exchange Commission on March 11, 2003 pursuant to Section 14(c) of the Securities Exchange Act of 1934 and SEC Rule 14C-2.

ITEM 2. FINANCIAL STATEMENTS AND EXHIBITS
-----------------------------------------

Financial Statements

     NONE

Exhibits

     4   --     AGREEMENT AND PLAN OF MERGER

     99.2 --     PRESS RELEASE


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ENDOVASC, INC.
                                 (A NEVADA CORPORATION)

                                 By:
                                     -----------------------------------------
                                     Dr. David P. Summers, President and Chief
                                     Executive Officer



Date: March 31, 2003


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